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                                                                  EXHIBIT 10.11

                            INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT is made as of February 4, 2002 by and between Alternative Resources Corporation, a Delaware corporation (the "CORPORATION"), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the ("INDEMNIFIED REPRESENTATIVE").

                                    RECITALS

      A. The Indemnified Representative is willing to serve in one or more capacities as a director, officer, employee, or agent the Corporation or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, and in so doing is and will be performing a valuable service to or on behalf of the Corporation;

      B. The Board of Directors of the Corporation has determined that, in order to attract and retain qualified individuals, the Corporation will use reasonable efforts to obtain and maintain, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities;

      C. As an inducement to the Indemnified Representative to serve the Corporation, and in consideration for such service, the Corporation has agreed to indemnify the Indemnified Representative upon the terms set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Corporation and the Indemnified Representative agree as follows.

      1. AGREEMENT TO SERVE. The Indemnified Representative agrees to serve or continue to serve for or on behalf of the Corporation in each Official Capacity (as hereinafter defined) held now or in the future for so long as the Indemnified Representative is duly elected, appointed or acting, or until such time as the Indemnified Representative resigns in writing or is removed. This Agreement shall not be deemed an employment contract between the Corporation or any of its subsidiaries and any Indemnified Representative who is an employee of the Corporation or any of its subsidiaries. The foregoing notwithstanding, this Agreement shall continue in full force after the Indemnified Representative has ceased to serve in any Official Capacity for or on behalf of the Corporation or any of its subsidiaries.

      2.  INDEMNIFICATION.

          (a) The Corporation shall indemnify Indemnified Representative to the fullest extent permitted by the Delaware General Corporation Law ("DGCL") or the corporation law of any subsidiary of the Company ("SUBSIDIARY LAW") as amended from time to time, but only as amended in a manner more favorable to the Indemnified Representative. Without limitation or derogation of the foregoing, the Indemnified Representative shall have the rights specified in this Agreement.


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          (b)  Except as provided in Section 3 and 5 hereof, the Corporation shall indemnify the Indemnified Representative against any Liability (as hereinafter defined) incurred by or assessed against the Indemnified Representative in connection with any Proceeding (as hereinafter defined) in which the Indemnified Representative may be involved, as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in any Official Capacity held now or in the future, provided the Indemnified Representative meets the applicable standards of conduct under the DGCL and/or any Subsidiary Law. As used in this Agreement:

                (i) "LIABILITY" means any liability, damage, judgment, amount paid in settlement, taxes, fine, penalty, punitive damage, or expense of any nature (including attorneys' fees and expenses);

                (ii) "PROCEEDING" means any threatened, pending, or completed, investigation, action, suit, appeal, arbitration, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, or any other party; and

                (iii) "OFFICIAL CAPACITY" means service to the Corporation or any subsidiary thereof as a director or officer or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan (including a plan qualified under the Employee Retirement Income Security Act of 1974), or other entity.

          (c) Notwithstanding Section 2(a) and (b) hereof, the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated by the Indemnified Representative unless the Proceeding is authorized, either before or after commencement of the Proceeding, by the majority vote of a quorum of the Board of Directors of the corporation. An affirmative defense or counterclaim of an Indemnified Representative shall not be deemed to constitute a Proceeding initiated by the Indemnified Representative.

      3.  EXCLUSIONS.

          (a) The Corporation shall not be obligated under this Agreement to make any payment in connection with any Liability incurred by the Indemnified Representative as follows:

                (i) payment may be deferred to the extent payment for such Liability is to be made to the Indemnified Representative under an insurance policy obtained by the Corporation and the Indemnified Representative is under no obligation to repay;

                (ii) to the extent payment is made to the Indemnified Representative for such Liability by the Corporation under its Certificate of Incorporation, by-laws, the DGCL, any other agreement between the Corporation on one hand and


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            the Indemnified Representative, Wynnchurch Capital Partners,
            L.P. or Wynnchurch Capital Partners Canada, L.P., on the other, or otherwise than pursuant to this Agreement;

                (iii) for any claim by or on behalf of the Corporation for recovery of profits resulting from the purchase and sale or sale and purchase by such Indemnified Representative of equity securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

                (iv) to the extent such indemnification has been determined by a court of competent jurisdiction in a final non-appealable judgment to be unlawful; or

          (b) Any act, omission, liability, knowledge, or other fact of or relating to any other person, including any other person who is also an Indemnified Representative, shall not be imputed to the Indemnified Representative for the purposes of determining the applicability of any exclusion set forth herein.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under this Agreement.

      4. ADVANCEMENT OF EXPENSES. The Corporation shall pay any Liability in the nature of an expense (including attorneys' fees and expenses) incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding within twenty (20) days of receipt of a demand for payment by the Indemnified Representative; provided, however, that the Indemnified Representative shall have agreed in writing to promptly repay such amount if it shall ultimately be determined that the Indemnified Representative is not entitled to be indemnified by the Corporation pursuant to this Agreement. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making to such advance.

      5.  INDEMNIFICATION PROCEDURE.

          (a) The Indemnified Representative shall use reasonable efforts to promptly notify the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnified Representative under this Agreement or otherwise. It shall be presumed at all times that the Indemnified Representative is entitled to indemnification and advancement of expenses under this Agreement.

          (b) Except in an action or counterclaim by Indemnified Representative to recover amounts owed under this Agreement or pursuant to the DGCL, or any Subsidiary Law, of the Corporation's bylaws, , the Corporation shall have the right to assume the Indemnified Representative's defense of any Proceeding through counsel selected by the Corporation reasonably satisfactory to Indemnified Representative. Indemnified Representative Parties shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees


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      and expenses of such counsel shall be at the expense of Indemnified
      Representative, unless (i) the Corporation shall have failed promptly to assume the defense thereof and employ counsel as provided above or (ii) the named parties to any such Proceeding (including impleaded parties) include Indemnified Representative and the Corporation, and Indemnified Representative shall have been advised by counsel that there may be one or more legal defenses available to it which would be materially adverse to the defense of the Corporation.

          (c) The Corporation will not, without the prior written consent of the Indemnified Representative, settle, compromise or consent to the entry of any judgement in any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not an Indemnified Representative is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Representative hereunder from all liability arising out of such claim, action, suit or proceeding. The Corporation shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.

          (d) Upon a payment under this Agreement to the Indemnified Representative with respect to any Liability, the Corporation shall be subrogated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person with respect to such Liability, and the Indemnified Representative shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights including the execution of such documents as may be necessary for the Corporation to bring suit to enforce such rights.

      6. CONTRIBUTION. If the indemnification provided for in this Agreement is unavailable for any reason to hold harmless an Indemnified Representative in respect of any Liability or portion thereof, the Corporation shall contribute to such Liability or portion thereof in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Indemnified Representative from the transaction giving rise to the Liability.

      7. NON-EXCLUSIVITY. Subject to Section 3 hereof, the rights granted to the Indemnified Representative pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Representative may be entitled under statute, the provisions of any certificate of incorporation, by-laws, or agreement, a vote of stockholders or directors, or otherwise, both as to action in an Official Capacity and in any other capacity.

      8. RELIANCE ON PROVISIONS. The Indemnified Representative shall be deemed to be acting in any Official Capacity in reliance upon the rights of indemnification provided by this Agreement and the indemnification provisions of the Corporation's charter and/or by-laws, if any, as the case may be.

      9. SEVERABILITY AND REFORMATION. Any provision of this Agreement which is determined to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective only to the extent of such invalidity or unenforceability and shall be deemed reformed


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to the extent necessary to conform to the applicable law of such jurisdiction and still give maximum effect to the intent of the parties hereto. Any such determination shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

      10. NOTICES. Any notice, claim, request, or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, first class, postage prepaid: (i) if to the Corporation to Alternative Resources Corporation, 600 Hart Road, Suite 300, Barrington, Illinois 60010,
Attention: Chief Executive, or (ii) if to any Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof, or to such other address as any party hereto shall have specified in a notice duly given in accordance with this Section 10.

      11. AMENDMENTS: BINDING EFFECT. No amendment, modification, termination, or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Indemnified Representative's heirs, executors, administrators, and personal representatives.

      12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[SIGNATURES ON FOLLOWING PAGE]


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day  and year first set forth above.

                                    ALTERNATIVE RESOURCES CORPORATION


                                          By:
                                             ---------------------------------
                                             Its:
                                                 -----------------------------



                                          Name:


                                          Address:


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